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                                                                   EXHIBIT 5.01

                                          July 16, 1996




United States Filter Corporation
40-004 Cook Street
Palm Desert, California 92211

Ladies and Gentlemen:

  I am Vice President, Secretary and General Counsel to United States Filter Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to an aggregate of up to 4,817,349 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, that may be issued by the Company pursuant to the Agreement and Plan of Merger dated as of June 10, 1996 as amended as of July 10, 1996 among United States Filter Corporation, USF/DWW Acquisition Corporation and Davis Water & Waste Industries, Inc.

  I am familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

  On the basis of the foregoing, I am of the opinion that the Shares, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

  I consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the use of my name in the Prospectus forming a part thereof under the caption "Legal Matters."

                                          Yours truly,

                                          /s/ Damian C. Georgino